EXHIBIT 99.1

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Commentary for the Week Ended October 31, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
10/31/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-1.27%	4.59%	15.26%
Class B Units	-1.28%	4.52%	14.43%

S&P 500 Total Return Index**	10.53%	-16.80%	-32.84%
Lehman Long Government Index**	-3.47%	-3.50%	0.39%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Currencies
●	Grant Park’s currency positions are mixed.
o
Our positions endured setbacks in the past week.  Most of the losses arose from maintaining long Japanese yen positions against the U.S. dollar, British pound, and euro.  The yen rallied against most major currencies throughout October and experienced a minor reversal this past week.   Traders feared the Japanese government may intervene in the financial markets to help deflate their currency, which was the likely cause of the yen’s retracement.

o
Grant Park offset losses in the sector with gains in several Latin American markets.  Long positions in the Mexican peso and Brazilian real were profitable, in anticipation of a rate cut by the Federal Reserve.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.   IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Agriculturals/Softs
●	Grant Park’s positions in the grains, livestock, and softs markets are predominantly short.
o
Rallies in the corn and wheat markets moved against Grant Park’s short positions.  The rally in grains was driven by declines in the U.S. dollar.  Reports of a slow harvest, due to poor weather conditions earlier in the year, also supported a bullish view of the grain markets.

o
In the softs markets, short positions in the sugar markets also finished slightly lower.  The week ended with New York #11 sugar rallying over 11.7% because of moves in the dollar and technical short-covering.

Equity Indices
●	Grant Park’s positions in the equity indices markets are predominantly short.
o
The central banks of the U.S., Japan, China, and South Korea lowered key lending rates this past week, a move that drove equity prices upwards.  Some speculators believe the global economy may be slowly bottoming out.  They began reentering the markets, thereby pushing share prices higher.

o
Although Grant Park’s positions are predominantly short within the sector, several of our long positions in the equity markets registered solid profits this past week and helped offset negative performance.  Long positions in the Spanish IBEX and Singapore SIMSCI made gains as prices rallied alongside positions.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.   IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.